Exhibit 10.13
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment to the Employment Agreement (the “First Amendment”) is effective April 1, 2021 by and between Kevin Jones (“Executive”) and Rackspace US, Inc. (the “Company”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement commencing April 22, 2019 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreement contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Agreement.
2.    Section 3(a) of the Agreement is amended to change Executive’s Annual Base Salary to $900,000.
3.    Section 3(b) of the Agreement is amended as of January 1, 2020 (notwithstanding the effective date of this amendment) to change Executive’s annualized Target Bonus to 150% of the Annual Base Salary with a maximum Annual Bonus amount equal to 200% of the Annual Base Salary.

All other terms and conditions of the Agreement not expressly amended herein remain in full force and effect.

EXECUTIVE:

Date:
Kevin Jones

COMPANY:

Date:
Rackspace US, Inc.
By:
Title: